                                              Registration No. 333-_______

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TWIN DISC, INCORPORATED
(Exact name of issuer as specified in its charter)

Wisconsin	39-0667110
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1328 Racine Street, Racine, Wisconsin	53403
(Address of Principal Executive Office)	(Zip Code)

Twin Disc, Incorporated 2010 Long-Term Incentive Compensation Plan
(Full title of the plan)

Thomas E. Valentyn, 1328 Racine Street, Racine, Wisconsin  53403
(Name and address of agent for service)

(262) 638-4000
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer [   ]                                                     Accelerated Filer [ √ ]
Non-accelerated Filer [   ] (Do not check if a smaller reporting company)                                                                                                                                Smaller reporting company [     ]

Calculation of Registration Fee

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock (No par value)	650,000 shares	$14.11	$9,171,500	$653.93
Preferred Stock Purchase Rights	650,000 rights	(2)	(2)	(2)

(1)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, and based on the average of the high and low prices of the Common Stock on the NASDAQ Stock Market on October 12, 2010.

(2)	The value attributable to the Preferred Stock Purchase Rights is reflected in the market price of the Common Stock to which the rights are attached.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

This registration statement pertains to 650,000 shares of Common Stock, no par value, of Twin Disc, Incorporated (the “Company”), pursuant to the Twin Disc, Incorporated 2010 Long-Term Incentive Compensation Plan (the “Plan”).  Documents containing the information specified in Part I of Form S-8 will be sent or given to employees eligible to participate in the Plan by the Company as specified by Rule 428(b)(1) of the Securities Act of 1933 (the “Securities Act”) (17 C.F.R. 230.428(b)(1)).  Such documents are not required to be and are not filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.  These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

Item 3 – Incorporation of Documents by Reference

The following documents and all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters securities then remaining unsold, are hereby incorporated by reference from the date of filing of such documents:

1.	The Company’s Annual Report on Form 10-K for the year ended June 30, 2010 (File No. 001-07635).

2.
The description of the Company's Common Stock contained in Item 1 of the Company's  Registration Statement on Form 8-A, filed October 15, 2004 (File No. 000-50987), and any amendments or reports filed for the purpose of updating such description.

3.
The description of the Company's Preferred Stock Purchase Rights contained in Item 1 of the Company's Registration Statement on Form 8-A, filed December 20, 2007 (File No. 001-07635), and any amendments or reports filed for the purpose of updating such description.

All other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities that remain unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 4 – Description of Securities

Not Applicable.

Item 5 – Interests of Named Experts and Counsel

None.

Item 6 – Indemnification of Directors and Officers

Certain provisions of the Wisconsin Business Corporation Law, Chapter 180 of the Wisconsin Statutes (“WBCL”), provide that the Company will indemnify the directors and officers of the Company and each subsidiary company against liabilities and expenses incurred by such person by reason of the fact that such person was serving in such capacity, subject to certain limitations and conditions set forth in the WBCL.  The Company’s Bylaws also provide that the Company will indemnify, to the extent permitted by the WBCL, any person serving as, or having served as, a director or officer of the Company, as well as any person serving or having served another business entity (including any benefit plan of the Company) upon written request of the Company pursuant to a resolution of its Board of Directors.

Under Section 180.0851(1) of the WBCL, the Company is required to indemnify a director or officer to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if the director or officer was a party because he or she is a director or officer of the Company.  In all other cases, Section 180.0851(2) of the WBCL requires the Company to indemnify a director or officer against liability incurred by the director or officer in a proceeding to which the director or officer was a party because he or she is a director or officer of the Company, unless liability was incurred because the director or officer breached or failed to perform a duty that he or she owes to the Company and the breach or failure to perform constitutes: (i) a willful failure to deal fairly with the Company or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct.

It is the public policy of the State of Wisconsin, expressed in Section 180.0859 of the WBCL, to require or permit indemnification and allowance of expenses for any liability incurred in connection with a proceeding involving federal or state statutory or administrative regulation of the offer, sale or purchase of securities, provided the applicable requirements for indemnification and allowance of expenses are satisfied.

The Company has purchased liability insurance policies that indemnify the Company’s directors and officers against loss arising from claims by reason of their legal liability for acts of such directors or officers, subject to limitations and conditions as set forth in the policies.

Item 7 – Exemption From Registration Claimed

Not Applicable.

Item 8 – Exhibits

Exhibit	Description

4a)	Restated Articles of Incorporation of Twin Disc, Incorporated (Incorporated by reference to Exhibit 3.1 of the Company's Form 8-K dated December 6, 2007). File No. 001-07635.

4b)	Restated Bylaws of Twin Disc, Incorporated, as amended through January 19, 2010 (Incorporated by reference to Exhibit 3.1 of the Company's Form 8-K dated January 21, 2010). File No. 001-07635.

4c)
Description of Shareholder Rights Plan and Form of Rights Agreement dated as of December 20, 2007 by and between the Company and Mellon Investor Services, LLC, as Rights Agent, with Form of Rights Certificate (Incorporated by reference to Item 3.03 and Exhibit 4 of the Company's Form 8-K dated December 20, 2007). File No. 001-07635.

*5a)	Opinion of von Briesen & Roper, s.c., regarding the validity of original issuance securities

*23	Consent of Independent Registered Public Accounting Firm

24	Power of Attorney (included as part of the signature page of this Registration Statement)

*99	Twin Disc, Incorporated 2010 Long-Term Incentive Compensation Plan

*Filed herewith

Item 9 – Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table above; and

(c)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraph (a) and (b) shall not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as any indemnification arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Racine, State of Wisconsin, on October 15, 2010.

TWIN DISC, INCORPORATED

October 15, 2010	By: /s/ MICHAEL E. BATTEN
Michael E. Batten
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.  Each person whose signature appears below hereby makes, constitutes and appoints Michael E. Batten and Thomas E. Valentyn, and each of them singly, his true and lawful attorneys, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, and generally do all such things in our names and behalf as directors to enable Twin Disc, Incorporated to comply with the provisions of the Securities Act of 1933 and the Securities and Exchange Act of 1934 and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming such person's signature as it may be signed by said attorneys to any and all amendments.

October 15, 2010	/s/ MICHAEL E. BATTEN
Michael E. Batten
Chairman, Chief Executive Officer and Director

October 15, 2010	/s/ JOHN H. BATTEN
John H. Batten
President, Chief Operating Officer and Director

October 15, 2010	/s/ CHRISTOPHER J. EPERJESY
Christopher J. Eperjesy
Vice President – Finance, Chief Financial Officer and
Treasurer

October 15, 2010	/s/ JEFFREY S. KNUTSON
Jeffrey S. Knutson
Corporate Controller (Chief Accounting Officer)

October 15, 2010	/s/ MICHAEL DOAR
Michael Doar, Director

October 15, 2010	/s/ MALCOLM F. MOORE
Malcolm F. Moore, Director

October 15, 2010	/s/ DAVID B. RAYBURN
David B. Rayburn, Director

October 15, 2010	/s/ MICHAEL C. SMILEY
Michael C. Smiley, Director

October 15, 2010	/s/ HAROLD M. STRATTON II
Harold M. Stratton II, Director

October 15, 2010	/s/ DAVID R. ZIMMER
David R. Zimmer, Director

EXHIBIT INDEX

Exhibit	Description

4a)	Restated Articles of Incorporation of Twin Disc, Incorporated (Incorporated by reference to Exhibit 3.1 of the Company's Form 8-K dated December 6, 2007). File No. 001-07635.

4b)	Restated Bylaws of Twin Disc, Incorporated, as amended through January 19, 2010 (Incorporated by reference to Exhibit 3.1 of the Company's Form 8-K dated January 21, 2010). File No. 001-07635.

4c)
Description of Shareholder Rights Plan and Form of Rights Agreement dated as of December 20, 2007 by and between the Company and Mellon Investor Services, LLC, as Rights Agent, with Form of Rights Certificate (Incorporated by reference to Item 3.03 and Exhibit 4 of the Company's Form 8-K dated December 20, 2007). File No. 001-07635.

*5a)	Opinion of von Briesen & Roper, s.c., regarding the validity of original issuance securities

*23	Consent of Independent Registered Public Accounting Firm

24	Power of Attorney (included as part of the signature page of this Registration Statement)

*99	Twin Disc, Incorporated 2010 Long-Term Incentive Compensation Plan

*Filed herewith

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